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Exhibit 10.5

ESCROW AGREEMENT

        This Escrow Agreement (this "Agreement") is made this 8th day of June, 2004, by and between CONCENTRA OPERATING CORPORATION, a Nevada corporation (the "Borrower"), and JPMORGAN CHASE BANK (the "Escrow Agent").

        SECTION 1. Deposit. Pursuant to the terms of the Second Amendment, dated as of June 8, 2004 (the "Second Amendment") to the Credit Agreement, dated as of August 13, 2003, as amended, modified or supplemented from time to time (the "Credit Agreement"), among Concentra Inc., the Borrower, the Lenders parties thereto, and JPMorgan Chase Bank, as Administrative Agent thereunder, the Borrower has delivered $29,371,635.00 (the "Escrow Funds") to the Escrow Agent required to be deposited with the Escrow Agent pursuant to the terms of the Second Amendment, for deposit in designated account # 304-255122 at JPMorgan Chase Bank (the "Escrow Account"). The Escrow Agent hereby agrees that the Escrow Funds shall be released from escrow only in conformity with, and upon the terms and conditions set forth in, this Agreement, and the Escrow Agent agrees to hold the Escrow Funds until such release. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Second Amendment and in the Credit Agreement.

        SECTION 2. Release from Escrow. (a) The Escrow Funds will only be released from escrow pursuant to the Escrow Agent's receipt of a written request from the Borrower certifying that such Escrow Funds will be used (i) to purchase or redeem all or any portion of the outstanding 1999 Senior Subordinated Notes, (ii) to pay principal, interest or premiums with respect thereto or (iii) for any purpose related to the purchase or redemption of all or any portion of the outstanding 1999 Senior Subordinated Notes, including the reimbursement of the Borrower for any funds expended in accordance with the foregoing.

        (b)   The Escrow Account shall remain in place until the purchase or redemption in full of all outstanding 1999 Senior Subordinated Notes.

        SECTION 3. Interest. All interest accruing on any funds (including, without limitation, the Escrow Funds) held in the Escrow Account shall be held by the Escrow Agent for the benefit of the Borrower.

        SECTION 4. Reimbursement of Escrow Agent. The Company shall reimburse the Escrow Agent for all reasonable expenses incurred by the Escrow Agent in connection with the establishment and maintenance of the Escrow Account.

        SECTION 5. Responsibilities of the Escrow Agent. (a) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement of the Borrower beyond the specific terms hereof.

        (b)   The Escrow Agent shall not be liable hereunder except for its own gross negligence, bad faith or willful misconduct and the Borrower agrees to indemnify the Escrow Agent for and hold it harmless as to any loss, liability or expenses, including reasonable attorney fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent's duties under this Agreement. In no event shall the Escrow Agent be liable (i) for acting in good faith in accordance with instructions from the Borrower or any of its agents, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees, sub-agents or sub-custodians or (iv) for any amount in excess of the value of the Escrow Funds deposited in the Escrow Account (plus interest thereon as provided in Section 3 hereof).

        (c)   The Escrow Agent shall (in the absence of gross negligence, willful misconduct or bad faith) be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may (in the absence of gross negligence, willful misconduct or bad faith) act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

        (d)   The Escrow Agent may act in accordance with advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted to be taken in good faith in accordance with such advice.

        (e)   In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or between the undersigned or any other person or entity with respect to any property deposited hereunder, the Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all reasonable loss, liability or expense which the Escrow Agent may incur by reason of its acting.

        (f)    No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

        SECTION 6. Resignation or Removal of Escrow Agent. (a) The Escrow Agent may resign at any time by giving at least 30 days' written notice to the Borrower and the Administrative Agent. During such 30 days, the Borrower shall appoint a successor Escrow Agent at which time the Escrow Agent, subject to the reasonable approval of the Administrative Agent, shall hold the Escrow Funds, pending distribution, until all fees, costs and expenses or other obligations owed to the Escrow Agent are paid. If a successor Escrow Agent has not been appointed or has not accepted such appointment by the end of the 30-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, or for other appropriate relief and the costs, expenses and reasonable attorney's fees and expenses which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Borrower.

        (b)   The Borrower may remove the Escrow Agent upon 30 days written notice to the Escrow Agent. Such removal shall take effect upon delivery of the Escrow Funds in the Escrow Account to a successor Escrow Agent designated in writing by the Borrower, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Escrow Agent shall deliver the Escrow Funds in the Escrow Account without unreasonable delay after receiving notice from the Borrower of its designation of a successor Escrow Agent and upon receipt of all fees and reimbursement for all costs and other expenses or other obligations owed to the Escrow Agent.

        (c)   If after 45 days from the date of delivery of its written notice of intent to resign or of the Borrower's notice of removal the Escrow Agent has not received written designation of a successor Escrow Agent, the Escrow Agent's sole responsibility shall be in its sole discretion either to retain custody of the Escrow Funds in the Escrow Account until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and after such appointment to have no further duties or responsibilities in connection herewith.

        (d)   The provisions of Sections 2, 3, 4 and 6 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

        SECTION 7. Choice of Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (b)   The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent court of the State of New York or by a United States Federal Court, in either case located in The Borough of Manhattan, The City of New York. Each of the parties hereto hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to it at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceedings relating to or arising from, directly or indirectly, this Agreement.

        SECTION 8. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the Administrative Agent and the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the Administrative Agent and the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

        SECTION 9. Amendment and Waiver. This Agreement may be modified only by written amendment signed by each of the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

        SECTION 10. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation thereof.

        SECTION 11. Notices. All notices, instructions, reports and other written communications to be given or made under this Agreement shall be sufficiently given or made if, unless otherwise indicated, delivered personally, by facsimile (receipt confirmed by telephone) or sent by first class mail, postage prepaid:

  (a)
  To the Escrow Agent at:

    JPMorgan Chase Bank
    270 Park Avenue, 15th Floor
    New York, New York 10017
    Attention: Lyette Proctor
    Telecopy: 212-270-5135
    Telephone: 212-270-1479
    E-Mail Address:     Lyette.proctor@jpmorgan.com

  (b)
  To the Borrower at:

    Concentra Inc.
    5080 Spectrum Drive
    Suite 400, West Tower
    Addison, Texas 75001
    Attention: Chief Financial Officer
    Telecopy: 972-387-8092
    Telephone: 972-364-8217
    E-Mail Address:     Tom.Kiraly@Concentra.com

        With a copy to:

    Concentra Inc.
    5080 Spectrum Drive
    Suite 400, West Tower
    Addison, Texas 75001
    Attention: General Counsel
    Telecopy: 972-387-1938
    Telephone: 972-364-8043
    E-Mail Address:     Richard.Parr@Concentra.com

  (c)
  To the Administrative Agent at:

    JPMorgan Chase Bank
    1111 Fannin, 10th Floor
    Houston, TX 77002
    Attention: Jennifer Anyigbo
    Telecopy: 713-750-2782
    Telephone: 713-750-2110
    E-Mail Address:     jennifer.anyigbo@jpmorgan.com

        SECTION 12. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

        SECTION 13. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

        SECTION 14. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy shall not preclude or inhibit the subsequent exercise of such right or remedy.

        SECTION 15. Representations and Warranties. (a) The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Borrower. The execution, delivery and performance of this Agreement by the Borrower does not violate any applicable law or regulation to which the Borrower is subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

        (b)   The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Escrow Agent. The execution, delivery and performance of this Agreement by the Escrow Agent does not violate any applicable law or regulation to which it is subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

        SECTION 16. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by duly authorized representatives as of the day and year first written above.

CONCENTRA OPERATING CORPORATION
by	/s/ RICHARD A. PARR II Name: Richard A. Parr II Title: Executive Vice President

JPMORGAN CHASE BANK, as Escrow Agent
by	/s/ GARY L. SPEVACK Name: Gary L. Spevack Title: Vice President

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  Exhibit 10.5
ESCROW AGREEMENT